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                                                                    EXHIBIT 23.1

                         INDEPENDENT AUDITORS' CONSENT

The Board of Directors
Associated Natural Gas Corporation:

        We consent to incorporation by reference in the registration statements listed below of Panhandle Eastern Corporation of our report dated July 1, 1994 on the supplemental consolidated balance sheets of Associated Natural Gas Corporation as of September 30, 1993 and 1992, and the related supplemental consolidated statements of operations, stockholders' equity and cash flows for each of the years in the three-year period ended September 30, 1993, which report appears in Panhandle Eastern Corporation's Current Report on Form 8-K dated November 14, 1994. The supplemental consolidated financial statements give retroactive effect to the merger with Grand Valley Gas Company effective July 1, 1994. Our opinion on the supplemental consolidated financial statements is based in part on the report of other auditors. We also consent to the reference to our firm under the heading "Experts" in the prospectus for the Form S-3 Registration Statement (No. 33-56337).

        1.   Form S-8 Registration Statements for the following:

             (A)   1989 Nonemployee Directors Stock Option Plan (No. 33-28912)

             (B)   1977 Non-Qualified Stock Option Plan (No. 2-61225)

             (C)   1982 Key Employee Stock Option Plan (No. 2-79180)

             (D)   Special Recognition Bonus Plan (No. 33-35253)

             (E)   1990 Long Term Incentive Plan (No. 33-35251)

             (F)   Employees' Savings Plan (No. 33-36698)

             (G)   Employees' Savings Plan (No. 33-41079)

             (H)   1994 Long Term Incentive Plan (No. 33-55119)

        2.   Form S-3 Registration Statements for the following:

             (A)   Dividend Reinvestment and Stock Purchase Plan (No. 33-28914)

             (B)   Debt Securities (No. 33-56337)

        3.   Form S-4 Registration Statement (No. 33-56113)



                                          /s/  KPMG PEAT MARWICK LLP
                                          --------------------------
                                               KPMG Peat Marwick LLP

Denver, Colorado
November 11, 1994